Exhibit 23.2

CONSENT OF Independent Registered Public Accounting Firm’s Consent

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated July 25, 2022, relating to the consolidated financial statements of MICT, Inc. included in the Company’s annual report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Ziv Haft
Certified Public Accounts (Isr.)
BDO Member Firm

Tel Aviv, Israel

July 25, 2022